       EXHIBIT INDEX

Exhibit

Item

Descriptions

Page

1

1

Certificate of Incorporation of Bell Plantation Holdings, Inc.

33

2

1

Bylaws of Bell Plantation Holdings, Inc.

37

3

1

Certificate of Amendment of Certificate of Incorporation of Bell Plantation Holdings, Inc. changing its name to Bell Research Companies, Inc.

51

4

1

Certificate of Incorporation of Bell Plantation, Inc.

52

5

1

Bylaws of Bell Plantation, Inc.

57

6

1

Certificate of Incorporation of Bell BioEnergy, Inc.

62

7

1

Bylaws of Bell BioEnergy, Inc

76

8

2

Combined Financial Statement (Audited)  Bell Plantation Holdings 20078

90

9

2

Combined Financial Statement (Audited)  Bell Plantation Holdings 20089

103

10

2

Combined Financial Statement (Audited)  Bell Plantation Holdings 200910

124